SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2003

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho		83816

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. OTHER EVENTS.

Proposed Public Offering

     On September 4, 2003, Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”) announced it was filing a preliminary prospectus supplement with the Securities and Exchange Commission relating to a proposed public offering of 20,635,000 shares of its common stock. Coeur has granted the underwriters a 30-day option to purchase up to an additional 3,095,250 shares of common stock at the public offering price to cover over allotments, if any. The Company filed the preliminary prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, on Friday September 5, 2003.

     The information contained in the Company’s press release, dated September 4, 2003, in connection with the announcement of the proposed public offering is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.

Conversion and Redemption of 13 3/8% Notes

     Additionally, on September 8, 2003, the Company announced it has completed the final elimination of its remaining outstanding 13 3/8% Senior Convertible Notes (the “13 3/8% Notes”). Since June 30, 2003, the end of the second quarter, the Company has converted $9.9 million of the 13 3/8% Notes to 7.3 million shares of its common stock pursuant to the original terms of the indenture. On September 5, 2003, the Company completed its previously announced redemption of the remaining $61,000 principal amount of the 13 3/8% Notes for $64,000.

1

     The information contained in the Company’s press release, dated September 8, 2003, in connection with the elimination of the remaining 13 3/8% Notes is included as Exhibit 99.2 to this Form 8-K and is incorporated by reference into this Item 5.

2

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA AND EXHIBITS.

(c)	Exhibit

Exhibit No.	Description

99.1	Press Release issued September 4, 2003.
99.2	Press Release issued September 8, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: September 9, 2003	By:	/s/ James A. Sabala

Name: James A. Sabala
Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 4, 2003.
99.2	Press Release issued September 8, 2003.